UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016 (August 10, 2016)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 10, 2016, the Company issued a press release announcing that the Competition Commission of South Africa had declined to refer a complaint lodged against the Company and Grindrod Bank Limited by the Hon. Elza van Lingen, a Member of Parliament, to the Competition Tribunal for consideration. A copy of the Company’s press release is attached as Exhibit 99.1.

On August 11, 2016, the Company issued a press release announcing that it had been notified that the National Prosecuting Authority had taken a “no prosecution decision” on the criminal charges brought by SASSA against the Company and Grindrod Bank Limited. A copy of the Company’s press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 10, 2016, issued by the Company

99.2	Press Release, dated August 11, 2016, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: August 12, 2016	By: /s/ Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Financial Officer